Exhibit B – Operations Manager’s Contract

February 5, 2013

Donald A. Peterson

3741 Worthington Road

Collegeville, PA 19426-3431

Mr. Peterson:

The above-named registered investment company (the "Fund") herewith confirms its agreement with Mr. Donald A. Peterson (referred to herein for convenience as “you”) as follows:

The Fund desires to engage you to provide Support Services in accordance with the limitations specified in its Charter Documents, Prospectus, Policies and Procedures, and Statement of Additional Information as from time to time in effect, copies of have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board of Directors (the “Board”).  Additionally, all of your Services shall be provided in compliance with all governing laws and regulations.

The Fund desires you to supply the Support Services as listed below. In this connection, it is understood that from time to time you may employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement.  The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect. Any persons employed to provide direct support to the Fund shall be paid for by the Fund.

Without limiting the foregoing, you will provide:

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Facilities

o

Office Space

o

Office Furniture

o

Electricity

o

Heat and Cooling

o

Lighting

o

Archival Space

o

Meeting Room

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Equipment

o

Color Printer

o

Back-up Black and White Printer

o

Fax Machine

o

Copier

o

Scanner

o

Software

▪

Security

▪

E-Mail

▪

Internet

•

Services

o

Fax Line Service

o

Back-up Phone Service

o

Internet Service

o

E-Mail Service

o

Tele-conferencing Services

o

Maintenance Services

o

Supplies Services

•

Support

o

Correspondence and Liaison

▪

Shareholders

▪

SEC

▪

Auditor

▪

Adviser

▪

Lawyer

▪

Board of Directors

▪

Officers

▪

Mutual Shareholder Services

▪

US Bank

▪

Brokers

▪

DTCC

▪

Matrix

▪

T-Mobile

▪

NASDAQ

▪

Distributor

▪

Theodore Liftman Insurance Company

▪

CUISP

o

Duties and Support

▪

Chair Shareholders’ Meetings

▪

Meeting Agenda Inputs

▪

Meeting Minutes Comments

▪

Meeting Content

▪

Web Site Update Inputs

▪

Record Keeping and Archiving

▪

Taxes

▪

SEC Filings

▪

Shareholder Letters

▪

Audits

•

SEC

•

Auditor

•

Internal

▪

Dividends

▪

Invoicing

▪

Payments

▪

Proxy Voting and Recording

▪

Reports

•

Weekly Performance

•

Year-End

•

Portfolio

•

Performance Assessments

•

Meeting Reminders

•

Audit and Review Results

•

As Required

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Calendar

▪

Contract Generation and Negotiations

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Special Tasks as required

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Document Reviews and Approvals

▪

Proxy Card and Vote Documents Generation

You shall exercise your best judgment in rendering the services to be provided to the Fund hereunder and the Fund agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Fund, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Fund or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties under this Agreement.

In consideration of services rendered pursuant to this Agreement, commencing on the date agreed between you and the Fund.  The Fund will pay you on the first business day of each month a fee at the rate set forth on Schedule 1 hereto.  Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information.  Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

For the purpose of determining fees payable to you, the value of the Fund’s net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of the Fund’s net assets.

The Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto, including, but not in limitation of the foregoing, the costs incurred in:  the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own Shareholders; the payment of dividends; transfer of shares, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to Shareholders; calling and holding of Shareholders’ and Directors’ meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal, auditing, fund accounting, prospectus printing and mailing,  proxy material printing and mailing, and financial administration fees; taxes; federal and state registration fees; and other costs and expenses approved by the Board.

You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement.

This Agreement shall continue until March 1, 2014 (the “Reapproval Date” and thereafter shall continue automatically for successive annual periods ending on such day of each year (the “Reapproval Day”, provided such continuance is specifically approved at least annually by the Fund’s Board. This Agreement is terminable without penalty to either party, on 60 days' notice, by the Fund's Board or Mr. Peterson.

This Agreement has been executed on behalf of the Fund by the undersigned Officer and Director of the Fund in their capacities as Secretary and Chairman of the Board of Directors, respectively of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, Officer or Shareholder of the Fund individually.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

Valley Forge Fund, Inc.

By: ______________________

Name: Lauren P. Tornetta

Title: Secretary-Treasurer

By: ______________________

Name: John S. Zaborowski

Title: BOD Chairman

Your signature below acknowledges acceptance of this Agreement:

Service Provider

By: _______________________

Name: Donald A. Peterson